SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

    |_|  Preliminary Proxy Statement
    |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    |_|  Definitive Proxy Statement
    |_|  Definitive Additional Materials
    |X|  Soliciting Material Pursuant to Rule 14a-12

                               DIME BANCORP, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         |X| No fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:


       |_|  Fee paid previously with preliminary materials.

       |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount previously paid:

       (2)  Form, Schedule or Registration Statement no.:

       (3)  Filing Party:

       (4)  Date Filed:



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                      INFORMATION CONCERNING "PARTICIPANTS"


         Dime Bancorp, Inc. and the persons listed below (directors of Dime) may be deemed to be "participants" in Dime's solicitation of proxies from Dime stockholders in connection with the proposed merger of Dime and Hudson United Bancorp. The following table lists the directors of Dime and sets forth their interests in Dime common stock as of March 20, 2000.

                                                      SHARES OF COMMON STOCK
          Name of Beneficial Owner                    BENEFICIALLY OWNED(1)*
          ------------------------                    ----------------------
Lawrence J. Toal, Chairman of the
   Board, CEO and President                                      912,384 (2)
Derrick D. Cephas, Director                                       11,000 (3)
Frederick C. Chen, Director                                       21,860
J. Barclay Collins II, Director                                    9,000
Richard W. Dalrymple, Director                                    18,549 (4)
James F. Fulton, Director                                         13,162 (5)
Sally Hernandez-Pinero, Director                                   6,100
Fred B. Koons, Director                                          114,359 (4)
Virginia M. Kopp, Director                                        15,245 (6)
James M. Large, Jr., Director                                    407,276
John Morning, Director                                             7,905
Margaret Osmer-McQuade, Director                                  28,738 (7)
Paul A. Qualben, Director                                         30,006
Eugene G. Schulz, Jr., Director                                   17,158
Howard Smith, Director                                            58,000
Norman R. Smith, Director                                          9,000
Ira T. Wender, Director                                           25,875

---------------------
* All amounts represent less than 1% of outstanding common stock.

1. The directors named in the table above have sole or shared voting power or investment power with respect to the shares listed in the table. Certain of such shares are restricted stock that may be subject to repurchase by Dime Bancorp under certain circumstances. The share amounts listed include shares of Dime's common stock that the following persons have the right to acquire within 60 days from March 17, 2000: Lawrence J. Toal, 546,258; each of Derrick D. Cephas, Frederick C. Chen, James F. Fulton, Sally Hernandez-Pinero, Virginia M. Kopp, John Morning, Margaret Osmer-McQuade, Paul A. Qualben, and Ira T. Wender, 1,000; each of J. Barclay Collins II, Richard W. Dalrymple, Eugene G. Schulz, Jr., Howard Smith, and Norman R. Smith, 4,000; James M. Large, Jr., 256,334; Fred B. Koons, 62,799.

2. Includes 334 shares held by Mr. Toal's spouse, as to which he disclaims beneficial ownership.

3. Includes an aggregate of 2,000 shares owned by or in trust for Mr. Cephas' children, as to which he disclaims beneficial ownership.

4. Includes shares held by the Trustee of Dime's 401(k) plan with respect to the account of the individual or certain members of the group based on reports dated as of December 31, 1999.

5. Includes an aggregate of 832 shares owned by or in trust for Mr. Fulton's spouse, as to which he disclaims beneficial ownership.

6. Includes an aggregate of 3,000 shares owned by or in trust for Mrs. Kopp's spouse, as to which she disclaims beneficial ownership.

7. Includes 7,000 shares owned in trust for Ms. Osmer-McQuade's spouse, as to which she disclaims beneficial ownership.

         Directors of Dime are also parties to certain compensation arrangements with Dime.


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         The following officers or employees of Dime may also be deemed to be
"participants" as they may solicit proxies from Dime stockholders on behalf of
Dime: Anthony Burriesci (Chief Financial Officer), Franklin Wright (Executive Center Director and Investor Relations Executive), Robert Weaver (Deputy Director, Executive Center), Amy Radin (Chief Marketing Officer), Caren Maldonado (Investor Relations Manager), William Burns (Director of Corporate Finance) and James Kelly (General Counsel). None of these persons owns, individually or in the aggregate, any material amount of securities of Dime.

                                  OTHER PERSONS

      Dime has retained Credit Suisse First Boston as its financial advisor for the merger with Hudson. In addition, Dime has retained Credit Suisse First Boston as lead financial advisor with respect to an offer, commenced March 15, 2000 by North Fork Bancorporation, Inc., to exchange each outstanding share of Dime common stock for 0.9302 of a share of North Fork common stock and $2.00 cash. During the course of this engagement, Credit Suisse First Boston and its representatives may participate in activities or conduct analyses designed to assist Dime in soliciting or making recommendations to Dime stockholders. Representatives of Credit Suisse First Boston participating in such activities may include Michael Martin and P. Olivier Sarkozy. Credit Suisse First Boston may receive significant fees for services rendered in connection with the Dime-Hudson merger and the North Fork offer. Dime has also agreed to indemnify Credit Suisse First Boston and related persons and entities against various liabilities, including liabilities under the federal securities laws, arising out of Credit Suisse First Boston's engagement and to reimburse Credit Suisse First Boston for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel. Dime has also agreed to offer Credit Suisse First Boston a lead role when considering any restructuring, financing, foreign exchange, derivatives transaction, public offering or private placement in connection with the transactions contemplated by Credit Suisse First Boston's engagement. In the past, Credit Suisse First Boston provided financial advisory and financial services to Dime and its affiliates and received customary fees for those services.

       In the ordinary course of its business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of Dime, Hudson and North Fork and their affiliates for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities. Credit Suisse First Boston has informed Dime that, as of April 7, 2000, Credit Suisse First Boston and its affiliates maintained a position in 39,600 shares of Dime common stock for their own account. Credit Suisse First Boston and certain of its affiliates also may have voting or dispositive power with respect to certain shares of Dime common stock or other securities of Dime held in asset management, brokerage, fiduciary or other accounts, but Credit Suisse First Boston and its affiliates disclaim beneficial ownership of such securities.

         Dime has retained Merrill Lynch & Co. as a financial advisor with respect to an offer, commenced March 15, 2000 by North Fork Bancorporation, Inc., to exchange each outstanding share of Dime common stock for 0.9302 of a share of North Fork common stock and $2.00 cash. Merrill Lynch & Co. does not believe that it or any of its directors,


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officers, employees or affiliates is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that Schedule 14A requires the disclosure of certain information concerning Merrill Lynch & Co. However, Michael Barry, John Esposito and Tito Citarella of Merrill Lynch, may assist Dime in the solicitation of consents of stockholders. Merrill Lynch & Co. may receive significant fees for services rendered in connection with the North Fork offer. Dime has also agreed to indemnify Merrill Lynch & Co. and related persons and entities against various liabilities, including liabilities under the federal securities laws, arising out of Merrill Lynch & Co.'s engagement and to reimburse Merrill Lynch & Co. for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel. In the past, Merrill Lynch & Co. provided financial advisory and financial services to Dime and its affiliates and received customary fees for those services.

         In the ordinary course of its business, Merrill Lynch & Co. and its affiliates may actively trade the debt and equity securities of Dime, Hudson and North Fork and their affiliates for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities. Merrill Lynch & Co. has informed Dime that, as of April 7, 2000 Merrill Lynch & Co. and its affiliates maintained a position in 7,300 shares of Dime common stock for their own account. Merrill Lynch & Co. and certain of its affiliates also may have voting or dispositive power with respect to certain shares of Dime common stock or other securities of Dime held in asset management, brokerage, fiduciary or other accounts, but Merrill Lynch & Co. and its affiliates disclaim beneficial ownership of such securities.

         Dime has also made arrangements with Innisfree M&A Incorporated to assist in soliciting proxies in Dime's proposed merger with Hudson and has agreed to pay them $9,000 plus reasonable expenses for these services. Dime has continued to retain Innisfree to assist Dime in connection with its communications to stockholders with respect to North Fork's exchange offer. Dime is currently discussing revised or additional fee arrangements with Innisfree for services in connection with North Fork's offer. As of April 7, 2000, Innisfree does not own, beneficially or of record, any securities of Dime.

         Dime also retains Gavin Anderson & Company as its regular public relations firm for public and press announcements. In the context of the North Fork exchange offer, Gavin Anderson will assist Dime with its communications to stockholders and the public. Gavin Anderson receives compensation based on the time it has spent on the project and is reimbursed for reasonable expenses. As part of the ongoing retention arrangement, Dime pays Gavin Anderson a minimum retainer of $10,000 per month, all of which is applied to the hourly fees charged for their services. As of April 7, 2000, Gavin Anderson does not own, beneficially or of record, any securities of Dime.

         The Abernathy MacGregor Group, a public relations firm, has typically been retained by Dime in conjunction with special financial projects. In September 1999, Dime retained Abernathy MacGregor for one year in connection with public and press relations and presentations regarding the proposed Dime-Hudson merger. In the context of the North Fork exchange offer, Abernathy MacGregor will assist Dime with its communications to stockholders and the public. Abernathy MacGregor receives

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compensation based on the time it has spent on the project and is reimbursed for reasonable expenses. As part of the retention arrangement, Dime pays Abernathy MacGregor a minimum retainer of $5000 per month, all of which is applied to the hourly fees charged for their services. As of April 7, 2000, Abernathy MacGregor does not own, beneficially or of record, any securities of Dime.

         None of Credit Suisse First Boston, Innisfree, Gavin Anderson or Abernathy MacGregor hereby admits or believes that it or any of its partners, managing directors, directors, officers, employees, affiliates or controlling persons is a "participant" as defined in Schedule 14A under the Securities Exchange Act of 1934 or that Schedule 14A requires the disclosure of any information regarding it.

                                      * * *

         Investors are urged to read Dime and Hudson's proxy statement/ prospectus, and any amendments or supplements when they become available, as well as any solicitation/recommendation statement that may be filed by Dime, because they contain important information. Each of these documents has been or will be filed with the SEC and investors may obtain a free copy of them at the SEC's Internet web site at www.sec.gov. These documents may also be obtained for free from Dime by directing such request to: Dime Bancorp, Inc., Investor Relations Dept., 589 Fifth Avenue, New York, New York, telephone: (212) 326-6170, or Innisfree M&A Incorporated at 1-888-750-5834.